Nationwide Variable Insurance Trust
Sub-Item 77Q1:  Exhibits
6-30-16 Semi-Annual Report

a.
N/A

b.
N/A

c.
N/A

d.
N/A

e.
Copies of any new or amended
Registrant investment advisory contracts:

1.
Investment Advisory Agreement between the Trust and
Nationwide Fund Advisors ("NFA") dated May 1, 2007,
previously filed as Exhibit EX-99.d.1 with the Trust's
registration statement on April 30, 2007, is hereby
incorporated by reference.

a.
Exhibit A to the Investment Advisory Agreement,
effective May 1, 2007, as amended May 1, 2016, previously
filed as Exhibit EX-28.d.1.a with the Trust's registration
statement on April 21, 2016, is hereby incorporated by reference.

f.
N/A

g.
Copies of any merger or consolidation agreement, and other
documents relevant to the information.

1.
Plan of Reorganization of the Registrant, on behalf of
its series' the NVIT Growth Fund and the NVIT Large Cap Growth
Fund, previously filed as Exhibit EX-16.4.a. with the Trust's registration statement on Form N-14 on May 25, 2016, is hereby incorporated by reference.
4